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                                                                   EXHIBIT 10.16


EQUIFAX INC. OMNIBUS STOCK INCENTIVE PLAN 1995
RESTRICTED STOCK AWARD AGREEMENT

    In 1995, the Company granted Restricted Stock awards to certain executive officers of the Company. The standard agreement for these awards is filed herewith. All agreements signed by executive officers are identical to the standard agreements except with respect to such matters as names, dates, and amounts. Vesting conditions for these awards are filed herewith.
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                                                                   EXHIBIT 10.16

                                  EQUIFAX INC.

                             Restricted Stock Award


     THIS AGREEMENT, dated the XXX day of XXXXX, 19XX, between EQUIFAX INC., a Georgia corporation (the "Company"), and XXXXX ("Participant"), is made pursuant and subject to the provisions of the Company's Omnibus Stock Incentive Plan (the "Plan"), a copy of which was previously furnished to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

     1. Award of Stock. Pursuant to the Plan, the Company, on XXXX XX, 19XX (the "Date of Grant"), awarded the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, XX,XXX shares of Common Stock of the Company (the "Restricted Stock").

     2.  Terms and Conditions

     a. Conditions for Vesting. Attached hereto is Exhibit A - Conditions for Vesting, which is hereby incorporated by reference.

     b. Stock Power. The Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock.

     c. Custody of Certificate. Custody of stock certificates evidencing shares of Restricted Stock shall be retained by the Company until the Conditions for Vesting are satisfied (except as provided in paragraph 3, below).

     3. Death, Disability, Retirement or Change in Control. Paragraph 2 to the contrary notwithstanding, in the event of the Participant's death, disability termination or Retirement while in the employ of the Company or a Subsidiary or if a Change in Control occurs, Participant's rights in the shares of Restricted Stock awarded pursuant to this Agreement shall become nonforfeitable and transferable as of the date of the Participant's death, disability termination or Retirement or the Control Change Date.

     4. Retirement. For purposes of this Agreement, "Retirement" means retirement from the Company or a Subsidiary on or after age 65, or, with the consent of the Company, earlier than age 65.

     5. Change in Control. For purposes of this Agreement, a "change in control of the Company" shall be deemed to exist in the event any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not affiliates, but who are acting in concert, are determined to own of record or beneficially more than fifty percent (50%) of the
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shares of outstanding stock of any class of voting stock of the Company.  The
"Control Change Date" means the date on which a Change in Control occurs.

     6. Shareholder Rights. With respect to Restricted Stock, a Participant will have the right to receive dividends and vote shares of Restricted Stock.

     7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

     8. No Rights To Continue Employment. This Restricted Stock award does not confer upon Participant any right with respect to continuance of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate a Participant's employment at any time.

     9. Change in Capital Structure. The terms of this Restricted Stock Award shall be adjusted as the Committee determines is equitably required in the event the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which section 425 of the Code applies.

     10. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

     11. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date of the award of Restricted Stock.

     12. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

     14. Taxes. The Participant shall pay to the company such amount as may be required to satisfy withholding and employment taxes on or before the date when the Restricted Stock is delivered to Participant. Said payment shall be in cash unless other arrangements for payment are approved by the Committee or its delegate.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.


                               EQUIFAX INC.



                                By:  ________________________________________
                                     C. B. Rogers, Jr.
                                     Chairman and Chief Executive Officer



                                     _______________________________________
                                     Participant


                                      -3-
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.


                                EQUIFAX INC.



                                By:  ________________________________________
                                     T. H. Magis
                                     Corporate Vice President / Secretary &
                                     General Counsel


                                     _______________________________________
                                     Participant


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